Exhibit 10.1

Stock Purchase Agreement

By and Between

FOXO Technologies Inc.

and

[●]

July [●], 2023

Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT (together with all exhibits and schedules hereto, this “Agreement”) is entered into as of July [●], 2023, by and between FOXO Technologies Inc., a Delaware corporation (the “Company”), and [●] (the “Buyer”), with an address at [●]. The Company and Buyer may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, this Agreement is one of a series of substantially similar Stock Purchase Agreements that the Company has entered into or may in the future enter into, with other investors, in connection with the private placement of the Company’s Class A common stock, $0.0001 par value (“Common Stock”);

WHEREAS, the Company desires to sell to Buyer, and Buyer wishes to purchase from the Company, an aggregate of [●] shares of Common Stock, subject to adjustment as set forth in this Agreement (collectively, the “Shares”), in two (2) separate tranches as set forth in Article II herein, subject to the terms and conditions set forth herein;

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from the registration requirements of the Securities Act (as defined below) afforded by Section 4(a)(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder (without limiting any other such exemption which may apply to the transactions contemplated by this Agreement) and in reliance upon specific exemptions from the registration or qualification requirements of applicable state securities laws; and

WHEREAS, concurrently with the execution and delivery of this Agreement at the First Tranche Closing, the Parties hereto shall execute and deliver at the First Tranche Closing a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Shares under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(b)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

(c)	“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

(d)	“Governmental Entity” means any federal, state, municipal, local, or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign, or supranational.

(e)	“Knowledge of the Company” or “Knowledge” when used in reference to the Company means the actual knowledge of Tyler Danielson, Michael Will, and Robby Potashnick.

(f)	“Law” means any applicable foreign, federal, state, or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(g)	“Liabilities” means liabilities, obligations, or responsibilities of any nature whatsoever, whether direct or indirect, matured, or un-matured, fixed, or unfixed, known, or unknown, asserted or unasserted, choate or inchoate, liquidated, or unliquidated, secured, or unsecured, absolute, contingent, or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, or expense.

(h)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, right of first refusal, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(i)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting, and other professional fees and expenses.

(j)	“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Registration Rights Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Registration Rights Agreement; provided, that none of the following, and no changes, effects, events, circumstances, occurrences or states of facts arising out of or resulting from the following, shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, or be taken into account in determining whether there has been a Material Adverse Effect, to the extent the following do not materially and disproportionately impact the Company, taken as a whole, compared to other companies in the industry or industries in which the Company operates, in which case the extent of such material and disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred: (a) changes or effects in general economic conditions, (b) changes in Laws or GAAP (or other analogous accounting standards) or the enforcement thereof, (c) changes or effects, including legal, tax or regulatory changes, that generally affect the industry or industry sectors in which the Company operates, (d) any changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities, acts of terrorism, labor dispute, strike, lockout, civil commotion, riot, act of God, fire, flood, earthquake or other casualty, shortage of labor or materials, governmental law, regulation, or restriction, pandemic, epidemic, quarantine order, or other action or event customarily defined as force majeure or (e) changes or effects that arise out of or are attributable to the negotiation, execution, public announcement, pendency or performance of the Transaction Documents or the compliance with the provisions thereof.

(k)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(l)	“Person” means a natural person, a corporation, a limited liability company, a partnership (general or limited), an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(m)	“Principal Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing) or a principal quotation system (i.e., OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board).

(n)	“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

(o)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(p)	“Subsidiary” means any significant subsidiary of the Company as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act.

(q)	“Transactions” means the purchase and sale of the Shares and the other transactions contemplated under this Agreement and the Registration Rights Agreement.

(r)	“Transaction Documents” means this Agreement, the Registration Rights Agreement, all exhibits, and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word “include,” “includes,” “included” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any Person shall include such Person’s heirs, executors, personal representatives, attorneys, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any, accord, contract or agreement (including this Agreement) mean such, accord, contract or agreement as amended, supplemented or modified from time-to-time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time-to-time or otherwise amended; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, which are applicable or could be deemed applicable.

Article II. Purchase and Sale

Section 2.01 Purchase and Sale.

(a)	First Tranche Closing. In accordance with the terms and subject to the satisfaction (or where legally permissible, the waiver) of the conditions set forth in Section 2.05 of this Agreement, at the First Tranche Closing (as defined herein), the Company shall sell, issue, convey and irrevocably deliver to the Buyer, and the Buyer shall purchase accept and acquire from the Company [●] shares of Common Stock, subject to adjustment as provided in this Agreement (the “First Tranche Purchase Shares”), free and clear of all Liens, fully paid and non-assessable.

(b)	Second Tranche Closing. In accordance with the terms and subject to the satisfaction (or where legally permissible, the waiver) of the conditions set forth in Section 2.06 of this Agreement, at the Second Tranche Closing (as defined herein), the Company shall sell, issue, convey and irrevocably deliver to the Buyer, and the Buyer shall purchase accept and acquire from the Company [●] shares of Common Stock, subject to adjustment as provided in this Agreement (the “Second Tranche Purchase Shares”), free and clear of all Liens, fully paid and non-assessable.

Section 2.02 Purchase Price. The total purchase price for the First Tranche Purchase Shares shall be $[●] (the “First Tranche Purchase Price”), for a per share purchase price of $0.08, subject to adjustment as provided in this Agreement (the “Per Share Price”). The total purchase price for the Second Tranche Purchase Shares shall be $[●] (the “Second Tranche Purchase Price”), for the Per Share Price in this Agreement.

Section 2.03 Issuance of Shares Against Payment Therefor at Closing.

(a)	First Tranche Closing. At the First Tranche Closing, the Buyer shall deliver the First Tranche Purchase Price to the Company via wire transfer or “Automated Clearing House” payment (“ACH”) to an account as designated by the Company. At the First Tranche Closing, the Company shall deliver irrevocable instructions to its transfer agent and take all such other actions necessary to cause its transfer agent to issue and deliver to the Buyer, within two (2) Business Days after the First Tranche Closing, a direct registration book entry statement (a “DRS Statement”) reflecting the First Tranche Purchase Shares purchased by the Buyer at the First Tranche Closing, which DRS Statement (and any subsequent DRS Statement or stock certificate evidencing First Tranche Purchase Shares that may be issued subsequent to the First Tranche Closing) shall, except as otherwise provided in Section 5.02 hereof, include the restrictive legend set forth in Section 4.04(j) noting that the First Tranche Purchase Shares are subject to restrictions on transfer thereof under the Securities Act, and a stop transfer order shall be maintained against the transfer of such First Tranche Purchase Shares.

(b)	Second Tranche Closing. At the Second Tranche Closing, the Buyer shall deliver the Second Tranche Purchase Price to the Company via wire transfer or ACH payment to an account as designated by the Company. At the Second Tranche Closing, in accordance with the instructions of the Buyer, the Company shall deliver irrevocable instructions to its transfer agent and take all such other actions necessary to cause its transfer agent to (i) issue and deliver to the Buyer, within two (2) Business Days after the Second Tranche Closing, a DRS Statement reflecting the Second Tranche Purchase Shares purchased by the Buyer at the Second Tranche Closing, which DRS Statement shall not bear any restrictive or other legends and shall be freely tradable and transferable and without restriction on transfer or (ii) credit the Buyer’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, within two (2) Business Days after the Second Tranche Closing, with a number of shares of Common Stock equal to the number of Second Tranche Purchase Shares to be purchased by the Buyer at the Second Tranche Closing, which shall not bear any restrictive or other legends and shall be freely tradable and transferable and without restriction on transfer. The First Tranche Closing and the Second Tranche Closing are each sometimes referred to in this Agreement as a “Closing” and together sometimes referred to in this Agreement as the “Closings.”

Section 2.04 Closings.

(a)	First Tranche Closing. This Agreement shall become effective and binding upon the execution and delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the Parties hereto in accordance with Section 6.14 hereof on or prior to the First Tranche Closing Date. The payment of the First Tranche Purchase Price for, against delivery of, the First Tranche Purchase Shares as contemplated by Sections 2.01(a) and 2.03(a) hereof, together with the delivery and exchange of all other documents, instruments and writings required to be delivered by the Parties in connection therewith as provided in Section 2.05 hereof (the “First Tranche Closing”), shall take place on the first (1st) Business Day (which may be the date hereof) on which each of the conditions precedent to the First Tranche Closing set forth in Section 2.05 below are satisfied (or where legally permissible, waived) (the date on which the First Tranche Closing occurs, the “First Tranche Closing Date”).

(b)	Second Tranche Closing. The payment of the Second Tranche Purchase Price for, against delivery of, the Second Tranche Purchase Shares as contemplated by Sections 2.01(b) and 2.03(b) hereof, together with the delivery and exchange of all other documents, instruments and writings required to be delivered by the Parties in connection therewith as provided in Section 2.06 hereof (the “Second Tranche Closing”), shall take place on the second (2nd) Business Day immediately following the effective date of the Initial Registration Statement (as defined in the Registration Rights Agreement) filed by the Company pursuant to the Registration Rights Agreement (the date on which the Second Tranche Closing occurs, the “Second Tranche Closing Date”), provided that each of the conditions precedent to the Second Tranche Closing set forth in Section 2.06 below have been satisfied at or prior to the Second Tranche Closing as provided in Section 2.06. The First Tranche Closing Date and the Second Tranche Closing Date are each sometimes referred to in this Agreement as a “Closing Date.”

Section 2.05 First Tranche Closing Conditions.

(a) Conditions of the Company to the First Tranche Closing. The obligation of the Company to sell and issue the First Tranche Purchase Shares to the Buyer at the First Tranche Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, or (where legally permissible) the waiver by the Company, on or prior to the First Tranche Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the First Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the First Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Buyer’s Execution and Delivery of Agreements. On or prior to the First Tranche Closing Date, the Buyer shall have (A) duly executed and delivered counterpart signature pages of this Agreement and the Registration Rights Agreement in accordance with Sections 2.04(a) and 6.14 hereof and (B) delivered a completed Buyer Questionnaire in the form attached hereto as Exhibit B.

(iii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened, or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of, the transactions contemplated by the Transaction Documents.

(b) Conditions to the Buyer to the First Tranche Closing. The obligation of the Buyer to purchase the First Tranche Purchase Shares at the First Tranche Closing is subject to the Buyer’s reasonable satisfaction, or (where legally permissible) the waiver by the Buyer, on or prior to the First Tranche Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the First Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the First Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied, or complied with by the Company on or prior to the First Tranche Closing Date.

(iii) Company’s Execution and Delivery of Agreements. The Company shall have duly executed and delivered counterpart signature pages of this Agreement and the Registration Rights Agreement in accordance with Sections 2.04(a) and 6.14 hereof on or prior to the First Tranche Closing Date.

(iv) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority (“FINRA”) (except for any suspension of trading of less than three (3) days, which suspension shall be terminated prior to the First Tranche Closing Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other U.S. national securities exchange), trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities (except for any suspension, limitation or moratorium which shall be terminated prior to the First Tranche Closing Notice Date), there shall not have been imposed any suspension of electronic trading or settlement services by the Depository Trust Company (“DTC”) with respect to the Common Stock that is continuing, and the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension).

(v) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the Transactions, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Shares by the Company to the Buyer.

(vi) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of, the Transactions.

(vii) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company, or any of the officers, directors, or affiliates of the Company, seeking to restrain, prevent or change the Transactions, or seeking material damages in connection with the Transactions.

(viii) Listing of First Tranche Purchase Shares. The Company shall have submitted a supplemental listing application to NYSE American with respect to the issuance of the First Tranche Purchase Shares and Second Tranche Purchase Shares to be issued and sold to the Buyer at the First Tranche Closing and Second Tranche Closing at or prior to the First Tranche Closing.

(ix) Delivery of Irrevocable Transfer Agent Instructions. At the First Tranche Closing, the Company shall have delivered irrevocable instructions to its transfer agent to issue and deliver to the Buyer, within two (2) Business Days after the First Tranche Closing, one or more DRS Statements reflecting the First Tranche Purchase Shares purchased by the Buyer at the First Tranche Closing.

(x) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xi) Current Public Information. All reports, schedules, registrations, forms, statements, information, and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, shall have been filed with the Commission under the Exchange Act.

Section 2.06 Second Tranche Closing Conditions.

(a) Conditions of the Company to the Second Tranche Closing. The obligation of the Company to sell and issue the Second Tranche Purchase Shares to the Buyer at the Second Tranche Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, or (where legally permissible) the waiver by the Company, on or prior to the Second Tranche Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Second Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the Second Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened, or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of, the Transactions.

(b) Conditions of the Buyer to the Second Tranche Closing. The obligation of the Buyer to purchase the Second Tranche Purchase Shares at the Second Tranche Closing is subject to the Buyer’s reasonable satisfaction, on or prior to the Second Tranche Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Second Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Second Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied, or complied with by the Company on or prior to the Second Tranche Closing Date.

(iii) Registration Statement Effective. The Initial Registration Statement (as defined in the Registration Rights Agreement) registering the resale by the Buyer of all of the First Tranche Purchase Shares purchased by the Buyer at the First Tranche Closing and all of the Second Tranche Purchase Shares to be purchased by the Buyer at the Second Tranche Closing pursuant to this Agreement shall have been declared effective by the Commission under the Securities Act and shall remain effective as of the Second Tranche Closing Date.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement, the prospectus included therein or any supplement to the prospectus, or for any amendment of or supplement to the Registration Statement, the prospectus included therein, or any supplement to the prospectus; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the prospectus included therein or any supplement to the prospectus, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the prospectus included therein or any prospectus supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the prospectus or any prospectus supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Registration Statement or a supplement to the prospectus or any prospectus supplement to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Registration Statement or the prohibition or suspension of the use of the prospectus included therein or any prospectus supplement thereto in connection with the resale of the Shares by the Buyer.

(v) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Principal Market or FINRA (except for any suspension of trading of less than three (3) days, which suspension shall be terminated prior to the Second Tranche Closing Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other U.S. national securities exchange), trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities (except for any suspension, limitation or moratorium which shall be terminated prior to the Second Tranche Closing Date), there shall not have been imposed any suspension of electronic trading or settlement services by DTC with respect to the Common Stock that is continuing, and the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension).

(vi) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the Transactions, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Shares by the Company to the Buyer and the subsequent resale of the Shares by the Buyer (or shall have the availability of exemptions therefrom).

(vii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of, the Transactions.

(viii) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement and the Registration Rights Agreement, or seeking material damages in connection with the Transactions.

(ix) Listing of Second Tranche Purchase Shares. The Principal Market shall not have objected to the issuance of the Second Tranche Purchase Shares at or prior to the Second Tranche Closing.

(x) Delivery of Irrevocable Transfer Agent Instructions. At the Second Tranche Closing, in accordance with the instructions of the Buyer, the Company shall have delivered irrevocable instructions to its transfer agent to (i) issue and deliver to the Buyer, within two (2) Business Days after the Second Tranche Closing, a DRS Statement reflecting the Second Tranche Purchase Shares purchased by the Buyer at the Second Tranche Closing, which DRS Statement shall not bear any restrictive or other legends and shall be freely tradable and transferable and without restriction on transfer or (ii) credit the Buyer’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, within two (2) Business Days after the Second Tranche Closing, with a number of shares of Common Stock equal to the number of Second Tranche Purchase Shares purchased by the Buyer at the Second Tranche Closing, which shall not bear any restrictive or other legends and shall be freely tradable and transferable and without restriction on transfer.

(xi) No Restrictive Legends. If requested by the Buyer in accordance with Section 5.02 hereof, the Company, in accordance with the Buyer’s instructions, shall have caused its transfer agent to (i) issue and deliver to the Buyer, on or prior to the applicable Legend Removal Date, one or more certificates or DRS Statements representing the First Tranche Purchase Shares, which are free from all restrictive and other legends and are freely tradable and transferable and without restriction on resale or (ii) credit the Buyer’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, on or prior to the applicable Legend Removal Date, with a number of shares of Common Stock equal to the number of First Tranche Purchase Shares represented by DRS Statements or certificates containing such restrictive and other legends, which are free from all restrictive and other legends and are freely tradable and transferable and without restriction on resale.

(xii) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xiii) Current Public Information. All reports, schedules, registrations, forms, statements, information, and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, shall have been filed with the Commission under the Exchange Act.

Section 2.07 Exemption from Registration. The Shares are being offered and sold by the Company to the Buyer pursuant to this Agreement in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder (without limiting any other such exemption which may apply to the transactions contemplated by this Agreement) and in reliance upon specific exemptions from the registration or qualification requirements of applicable state securities laws.

Article III. Representations and Warranties of the Company

Except as otherwise described in the Commission Documents or as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representations or warranties (or covenants, as applicable) or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Buyer:

Section 3.01 Authorization of Transactions. The Company is a Delaware corporation and has the requisite corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and the consummation of the Transactions have been duly and validly authorized by all requisite corporate action on the part of the Company and its representatives. Each of this Agreement and the Registration Rights Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

Section 3.02 Governmental Approvals; Non-Contravention; Subsidiaries; Organization and Qualification.

(a)	No consent, decree, Order, action or non-action of, filing (of any kind), except one or more Registration Statements filed with the Commission pursuant to the Registration Rights Agreement, notification, declaration, affidavit, registration, completion, or any action (in any respect) by any Governmental Entity or Person is necessary for the execution, delivery or performance by the Company of this Agreement, except any filings that may be required by the rules and regulations of the Securities and Exchange Commission (the “Commission”), the Principal Market and such filings as are required to be made under applicable state securities laws.

(b)	The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation by the Company of the Transactions, do not: (i) violate or conflict with any applicable Law or Order to which the Company or any of the Shares may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation or right under any Contract to which the Company is a party or to which the Company or any of the Shares are subject or (iii) result in the creation or imposition or application of any Lien upon any of the rights, properties, obligations or assets of the Company or on any of the Shares, in each case inclusive of or in violation of or in imposition of any such Lien; except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not or would not reasonably be expected to result in a Material Adverse Effect.

(c)	The Company owns, directly or indirectly, all the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(d)	The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 3.03 The Shares. The First Tranche Purchase Shares to be issued and sold to the Buyer at the First Tranche Closing under this Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold at the First Tranche Closing against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all Liens, and the Buyer shall be entitled to all rights accorded to a holder of Common Stock. The Second Tranche Purchase Shares to be issued and sold to the Buyer at the Second Tranche Closing under this Agreement shall be duly authorized at or prior to the Second Tranche Closing by all necessary corporate action on the part of the Company and, when issued and sold at the Second Tranche Closing against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all Liens, and the Buyer shall be entitled to all rights accorded to a holder of Common Stock.

Section 3.04 Reporting Company Status. As of the date of this Agreement and as of each Closing Date, the Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. As of the date of this Agreement and as of each Closing Date, the Common Stock is listed and traded on the Principal Market, and, except as otherwise disclosed in any Commission Documents, the Company has not received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. As of each Closing Date, except as otherwise disclosed in any Commission Documents, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is eligible for participation in the DTC book entry system and has shares on deposit at DTC for transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading, or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 3.05 Commission Documents; Disclosure.

(a)	The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, without limitation, the Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 2022 (the “2022 Form 10-K”), for the twelve months preceding the date of this Agreement (the “Commission Documents”). The Company has delivered or made available to the Buyer via EDGAR or otherwise true and complete copies of the Commission Documents filed with or furnished to the Commission prior to the First Tranche Closing Date (including, without limitation, the 2022 Form 10-K). As of its filing date, each Commission Document filed with or furnished to the Commission prior to the First Tranche Closing Date (including, without limitation, the 2022 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the First Tranche Closing Date, on the date of such amended or superseded filing) and none of the Commission Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b)	Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or as otherwise set forth in the Disclosure Schedules, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyer or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Buyer will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Buyer regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company since September 15, 2022, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Buyer is neither making nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

Section 3.06 Financial Statements. The financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; all non-GAAP financial information included or incorporated by reference in the Commission Documents complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and, except as disclosed in the Commission Documents, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s Knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Commission Documents.

Section 3.07 Disclosure Controls and Procedures. Except as described in the Commission Documents, the Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Section 3.08 Accountants. To the Company’s Knowledge, KPMG LLP, which has expressed its opinion with respect to the consolidated financial statements as of December 31, 2022, is (x) an independent public accounting firm within the meaning of the Securities Act, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

Section 3.09 Sarbanes-Oxley Act. There is no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company.

Section 3.10 No Undisclosed Liabilities. Since the date of the latest unaudited financial statements included within the Commission Documents, the Company has not incurred any liabilities (contingent or otherwise) other than (a) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (b) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission.

Section 3.11 No Undisclosed Events or Circumstances. Except as set forth in Section 3.11 of the Disclosure Schedules, since the date of the latest unaudited financial statements included within the Commission Documents, there has been no event with respect to the Company that (a) would be required to be disclosed by the Company under applicable securities laws, which has not been so disclosed in filings made with the Commission, or (b) would reasonably be expected to have a Material Adverse Effect.

Section 3.12 Capitalization; Indebtedness; Intellectual Property; Insurance.

a)	The capitalization of the Company as of the date hereof is as set forth in Section 3.12(a) of the Disclosure Schedules, which includes the number of shares of Common Stock owned beneficially, and of record, by the executive officers and directors of the Company as of July 14, 2023. Except as disclosed in the Commission Documents, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than as a result of the purchase and sale of the Shares and except as otherwise set forth Section 3.12(a) of the Disclosure Schedules, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Buyer). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as disclosed in the Commission Documents, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2023, sets forth, as of March 31, 2023, all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business and loans between the Company and any Subsidiary), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company.

c)	The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Commission Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the Knowledge of the Company, none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated, or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Commission Documents, a written notice of a claim or otherwise has any Knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected not to have a Material Adverse Effect. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

d)	The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.

Section 3.13 Actions Pending. Except for any Action (as defined below) described in the Commission Documents, there is no action, suit, inquiry, proceeding or investigation pending before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), to which the Company is a party or to which any of the properties of the Company is subject, that (a) challenges the validity of any of the Transaction Documents or the Transactions or (b) would reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

Section 3.14 Permits; Compliance with Law; Compliance with Agreements; Compliance with Listing Standards. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Commission Documents, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The business of the Company has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations, and ordinances, except as set forth in the Commission Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. The Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived). The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Commission Documents, the Company has not received any written notice of any continuing failure to maintain requirements for continued listing or quotation of its Common Stock on the Principal Market or in violation of any of the rules, regulations, or requirements of the Principal Market.

Section 3.15 Investment Company Act. The Company is not, and as a result of the consummation of the Transactions and the application of the proceeds from the sale of the Shares as will be set forth in the prospectus included in any Registration Statement (and any post-effective amendment thereto) filed pursuant to the Registration Rights Agreement the Company will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.16 Exemption from Registration; No General Solicitation or Advertising; No Integrated Offering; Disqualification Events. Assuming the accuracy of the representations, warranties and covenants made herein by the Buyer in Article IV hereof, the offer and sale of the Shares by the Company to the Buyer in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Shares under the Securities Act or cause the offering of any of the Shares to be integrated with other offerings. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyer a copy of any disclosures provided thereunder.

Section 3.17 Securities Act; Blue Sky Laws. The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance, and sale of the Shares hereunder, including, without limitation, the applicable requirements of the Securities Act. The Company shall take such action as is reasonably necessary in order to obtain an exemption for, or to qualify the Shares for sale to the Buyer pursuant to this Agreement under applicable state securities or “Blue Sky” laws (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement) included therein by the Buyer in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

Section 3.18 No Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 3.19 Arm’s Length Status of Buyer; Acknowledgement Regarding Buyer’s Trading Activity. Section 3.20 The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement, the Registration Rights Agreement, and the Transactions. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement and the Transactions, and any advice given by the Buyer or any of its representatives or agents in connection therewith is merely incidental to the Buyer’s acquisition of the Shares. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Buyer has not made and does not make any representations or warranties with respect to the Transactions, other than those made in the Transaction Documents. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Buyer has neither been asked by the Company to agree, nor has the Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Buyer, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Buyer, and counter-parties in “derivative” transactions to which the Buyer is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction solely as a result of such derivative transaction. The Company further understands and acknowledges that (y) the Buyer may engage in hedging activities at various times during the period that the Shares are outstanding, including, without limitation, during the periods that the value of the Shares deliverable are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

Section 3.20 [Intentionally Omitted].

Section 3.21 Brokers. Except as set forth in Section 3.21 of the Disclosure Schedules, the Company has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of this Agreement or the Transactions.

Article IV. Representations and Warranties of the Buyer

The Buyer represents and warrants to the Company that the following statements contained in this Article IV are true and correct as of the date of this Agreement and as of each Closing Date:

Section 4.01 Authorization of Transactions. The Buyer is a corporation, duly organized and in good standing under the laws of the State of Delaware and has the requisite power and capacity to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Buyer of this Agreement and the Registration Rights Agreement and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Buyer. Each of this Agreement and the Registration Rights Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by the Buyer of this Agreement and the Registration Rights Agreement.

(b)	The execution, delivery and performance by Buyer of this Agreement and the Registration Rights Agreement and the consummation by Buyer of the Transactions do not violate any Laws or Orders to which Buyer is subject or any of the organizational documents of the Buyer.

Section 4.03 No Consent, Violation or Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Buyer, the consummation by the Buyer of the Transactions, and compliance by the Buyer with the provisions hereof: (a) do not and will not violate or, if applicable, conflict with any provision of Law, or any provision of the Buyer’s certificate of incorporation or bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, cause the acceleration of performance or constitute a default or require any consent under, any material instrument or agreement to which the Buyer is a party or by which the Buyer or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing Date or any breaches or defaults which would not affect the Buyer’s ability to consummate the transactions contemplated thereby.

Section 4.04 Investment Representations.

(a)	The Buyer understands and agrees that the consummation of this Agreement including the delivery of the Shares to the Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	The Buyer is an “accredited investor” as that term is defined in Regulation D Rule 501(a) under the Securities Act (an “Accredited Investor”).

(c)	The Buyer, either alone or together with its representatives and/or advisors, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has evaluated the merits and risks of the proposed investment. The Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(d)	The Buyer understands that the Shares are being offered and sold to the Buyer in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

(e)	Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Buyer is aware that an investment in the Shares involves several very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to the purchase of the Shares.

(f)	Buyer has adequate means of providing for the Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time, and after purchasing the Shares, the Buyer will be able to provide for any foreseeable current needs and possible personal contingencies. The Buyer must bear and acknowledges the substantial economic risks of the investment in the Shares including the risk of illiquidity and is able to afford the complete loss of its investment in the Shares.

(g)	The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(h)	The Buyer understands that except as otherwise set forth herein: (i) the Shares have not been and are not being registered under the Securities Act or any state or foreign securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form generally acceptable to the Company, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) other than as set forth in this Agreement and the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. There can be no assurance that there will be any market or resale for the Shares, nor can there be any assurance that the Shares will be freely transferable at any time in the foreseeable future.

(i)	The Buyer is not purchasing the Shares as a result of any “General Solicitation” (as defined in Regulation D) including, but not limited to, any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Buyer, any other general solicitation or general advertisement.

(j)	The Buyer understands that, except as set forth in Section 5.02 of this Agreement, the certificates or other instruments representing the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(k)	The Buyer is not a director or executive officer of the Company, a beneficial owner of ten percent (10%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor a promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale of the Shares and is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

Section 4.05 Brokers. The Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of this Agreement or the Transactions.

Article V. Indemnification; Additional Covenants

Section 5.01 Indemnification. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under this Agreement and the Registration Rights Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each holder of any Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Registration Rights Agreement or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Shares to the Buyer pursuant to this Agreement; provided, however, that (x) the Company shall not be liable to any Indemnitee under subsection (c) of this Section 5.01 to the extent, and only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Indemnified Liabilities resulted directly and primarily from any acts or failures to act undertaken or omitted to be taken by the Buyer through its bad faith or willful misconduct, (y) the forgoing indemnity shall not apply to any Indemnified Liabilities to the extent, and only to the extent, that such Indemnified Liabilities resulted directly and primarily from a breach of any of the Buyer’s representations, warranties, covenants or agreements contained in this Agreement, and (z) the Company shall not be liable under this Section 5.01 for any settlement by an Indemnitee effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. The Company shall reimburse any Indemnitee promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Indemnitee in connection with: (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of this Agreement or the Registration Rights Agreement or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 5.01; provided that an Indemnitee shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Indemnitee was not entitled to such reimbursement. An Indemnitee’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in this Agreement or the Registration Rights Agreement shall not in any way be affected by any investigation or knowledge of such Indemnitee. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Indemnitee knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Indemnitee shall be for its own protection only and shall not affect or impair any right or remedy hereunder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 5.01 shall be the same as those set forth in Section 5 of the Registration Rights Agreement. Notwithstanding anything to the contrary in this Section 5.01, the Company shall not be obligated to pay an Indemnitee any sums otherwise due under this Section 5.01 if the Company has already paid the Indemnitee such sums for the same Indemnified Liabilities under Section 5 of the Registration Rights Agreement.

Section 5.02 Legend Removal; Delivery Failure. The Company shall use its best efforts to cause its transfer agent to remove the legend set forth and referred to in Section 4.04(j) of this Agreement from the Shares and to issue a certificate without such legend to the holder of the Shares upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at DTC, unless otherwise required by state securities or “blue sky” laws, at such time as: (i) the resale of such Shares is registered under the Securities Act under an effective registration statement, (ii) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; or (iii) if such Shares are eligible to be sold under Rule 144, the Buyer provides the Company with reasonable assurance in writing that the Shares are being sold, assigned or transferred pursuant to Rule 144 (which shall not include an opinion of Buyer’s counsel). In furtherance of the foregoing, the Company agrees that, following the effective date of the initial Registration Statement to be filed by the Company with the Commission pursuant to the Registration Rights Agreement, or at such time as such legend is not required to be placed upon certificates representing the Shares as set forth in Section 4.04(h) or this Section 5.02, the Company shall, no later than two (2) Business Days following the delivery by the Buyer to the Company or its transfer agent of (i) a certificate representing Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”) and (ii) customary representations and other documentation reasonably acceptable to the Company and its transfer agent in connection therewith, either: (A) issue and deliver (or cause to be issued and delivered) to the Buyer a certificate or DRS Statement representing such Shares that is free from all restrictive and other legends or (B) cause its transfer agent to credit the Buyer’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Shares represented by the certificate so delivered by the Buyer. If the Company fails on or prior to the Legend Removal Date (other than any such failure that is solely due to any action or inaction by the Holder) to either (i) issue and deliver (or cause to be issued and delivered) to the Buyer a certificate or DRS Statement representing the Shares that is free from all restrictive and other legends or (ii) cause its transfer agent to credit the balance account of the Buyer or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of the Shares represented by the certificate delivered by the Buyer pursuant hereto (a “Delivery Failure”), and if on or after the Legend Removal Date the Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Buyer of shares of Common Stock that the Buyer anticipated receiving from the Company without any restrictive legend, then the Company shall, within two (2) Business Days after the Buyer’s request, pay cash to the Buyer in an amount equal to the Buyer’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver a certificate or credit the Buyer’s or its designee’s account at DTC for such shares of Common Stock shall terminate and such shares shall be cancelled.

Section 5.03 Termination. In the event that the First Tranche Closing shall not have occurred within ten (10) days after the date of this Agreement, then the Buyer shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Buyer to any other Party; provided, however, the right to terminate its obligations under this Agreement pursuant to this first sentence of Section 5.03 shall not be available to the Buyer if the failure of the First Tranche Closing to have occurred by such date is the result of the Buyer’s breach of this Agreement. In the event the Buyer is in breach in any material respect under any of the provisions of this Agreement or the Registration Rights Agreement, and, if such breach is capable of being cured, such breach is not cured within ten (10) Business Days after notice of such breach is delivered to the Buyer pursuant to Section 6.01 hereof, then the Company shall have the right to terminate its obligations to issue the Second Tranche Purchase Shares under this Agreement at any time thereafter and prior to the Second Tranche Closing without liability of the Company to any other Party. In the event the Initial Registration Statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) therefor or declared effective by the Commission by the applicable Effective Date (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of this Agreement or the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Business Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 6.01 hereof, then the Buyer shall have the right to terminate its obligations to purchase the Second Tranche Purchase Shares under this Agreement at any time thereafter and prior to the Second Tranche Closing without liability of the Buyer to any other Party; provided, however, the right to terminate its obligations under this Agreement pursuant to this second sentence of Section 5.03 shall not be available to the Buyer if the failure of the Registration Statement to be filed by the applicable Filing Deadline or declared effective by the applicable Effective Date therefor is the result of the Buyer’s breach of this Agreement or the Registration Rights Agreement. Nothing contained in this Section 5.03 shall be deemed to release any Party from any liability for any breach by such party of the terms and provisions of this Agreement or the Registration Rights Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement or the Registration Rights Agreement.

Section 5.04 Purchase Price Penalty.

(a)	From the First Tranche Closing Date until ten (10) days after the effective date of the Initial Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement (the “Restricted Period”), if the Company issues or sells any shares of Common Stock less than the Per Share Price (a “Share Dilutive Issuance”), except for Exempt Issuances, then the Company shall, within two (2) business days after such Share Dilutive Issuance, pay to Buyer as a penalty an amount in cash equal to the number of Shares theretofore purchased by Buyer hereunder multiplied by the difference between (A) the Per Share Price and (B) the greater of (i) the price per share of Common Stock paid in the Share Dilutive Issuance and (ii) the Floor Price. For purposes of this Agreement, the Floor Price shall be $0.02.

(b)	For purposes of this Agreement, “Exempt Issuances” means: (i) Company securities issued or issuable upon a stock split, stock dividend, or any subdivision of Company securities; (ii) Common Stock or Common Stock Equivalents issued pursuant to or in connection with any other agreement or arrangement between the Company and the Buyer at any time prior to or after the date of this Agreement, or upon conversion, exercise or exchange of any Common Stock Equivalents held by the Buyer or any of its Affiliates at any time prior to or after the date of this Agreement; (iii) Company securities issued or issuable as full or partial consideration in connection with a strategic merger, acquisition, exchange, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights to register such securities during the Restricted Period; (iv) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights; (v) the Company’s issuance of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock or other Common Stock Equivalents issued and outstanding and on the terms in effect on the First Tranche Closing Date; (vi) the Company’s issuance of shares of Common Stock or Common Stock Equivalents, to any investor participating in a private placement of the Company’s securities (including a Buyer hereof) who (A) was a holder of Assumed Warrants or PIK Notes as of the commencement of the Exchange Offer or the PIK Note Offer to Amend, as applicable or (B) is a former holder of 2022 Bridge Debentures, as further consideration for participating in such private placement, in addition to the equity purchase price and other terms of such private placement offered to all investors (capitalized terms used in this clause (vi) and not defined in this Agreement shall have the meanings ascribed to them in Section 3.12(a) of the Disclosure Schedules); (vii) the Company’s issuance of shares of Common Stock or Common Stock Equivalents to any former holder of 2022 Bridge Debentures (as defined in Section 3.12(a) of the Disclosure Schedules) pursuant to a general release agreement; and (viii) the Company’s issuance of shares of Common Stock or Common Stock Equivalents to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the Board of Directors or a majority of the members of a committee established for such purpose for services rendered to the Company. For purposes of this Agreement, “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c)	In each case of any penalty due hereunder as a result of a Share Dilutive Issuance or otherwise, the Company, at its expense, will promptly (but in no event more than one (1) Business Day after a Share Dilutive Issuance or other event requiring adjustment or readjustment in the Shares) cause its Chief Financial Officer or other appropriate designee to compute such penalty in accordance with the terms hereof, and prepare and deliver to the Buyer in accordance with Section 6.01 hereof a certificate setting forth such penalty and showing in detail the facts upon which such penalty is based, including a statement of the price per share of the shares of Common Stock sold in the Dilutive Issuance and the cash payment to be received by Buyer.

Section 5.05 Subsequent Issuances. From the date hereof until ten (10) days after the effective date of the Initial Registration Statement, neither the Company nor any Subsidiary shall issue or sell, enter into any agreement to issue or sell, or announce the issuance or sale or proposed issuance or sale of any or Common Stock Equivalents nor shall the Company issue or sell, enter into any agreement to issue or sell, or announce the issuance or sale or proposed issuance or sale of any shares of Common Stock, pursuant to which shares of Common Stock may be acquired at a per share price less than the Floor Price, except for (a) Exempt Issuances or (b) the filing of a registration statement so long as such registration statement is not declared effective by the Commission during the period from the date hereof until ten (10) days after the effective date of the Initial Registration Statement.

Section 5.06 Principal Market Adjustments. In the event that the Principal Market shall have any objection to the terms of this Agreement, the parties agree to adjust the terms of this Agreement necessary to comply with the requirements of the Principal Market.

Article VI. Miscellaneous

Section 6.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

FOXO Technologies Inc.

Attn: Tyler Danielson, Interim CEO

729 N. Washington Ave., Suite 600

Minneapolis, MN 55401

Email: tdanielson@foxotechnologies.com

If to the Buyer, to the address set forth on the Buyer’s signature page of this Agreement.

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given: (i) upon receipt, if personally delivered; (ii) on the day after dispatch, if sent by overnight courier; (iii) upon dispatch, if transmitted by email with return receipt requested and received; and (iv) three (3) business days after mailing, if sent by registered or certified mail.

Section 6.02 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.03 Amendments and Waivers. No provision of this Agreement may be amended other than by a written instrument signed by both Parties hereto. No provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought; provided, however, that the failure of the Company to satisfy the conditions precedent to the Second Tranche Closing set forth in Section 2.06(b) of this Agreement may not be waived by the Buyer. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 6.04 No Third-Party Beneficiaries. Except as expressly provided in Article V, this Agreement is intended only for the benefit of the Parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.05 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 6.06 Further Assurances. Following the First Tranche Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of this Agreement.

Section 6.07 Successors and Assigns; Benefit. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer (which may be granted or withheld in the sole discretion of the Buyer), provided, however, that Company may assign its rights or delegate its obligations, in whole or in part, without such consent to an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise. The Buyer may assign some or all of its rights hereunder in connection with any assignment or transfer of any of its Shares without the consent of the Company, in which event such assignee or transferee (as the case may be) shall be deemed to be the Buyer hereunder with respect to such assigned rights. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

Section 6.08 Governing Law; Etc.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions, including all disputes, claims or causes of action arising out of or relating to the Transactions or this Agreement, as well as the interpretation, construction, performance and enforcement of this Agreement, shall be governed by the laws of the State of New York, without regard to any jurisdiction’s conflict-of-laws principles.

(b)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.08(b).

(c)	Each of the Parties acknowledge that each has had the opportunity to consult with independent legal counsel in connection with the signing of the waiver in Section 6.08(b) selected by the respective Party. Each of the Parties further acknowledge that each has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress.

Section 6.09 Survival. The representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article III (Representations and Warranties of the Company), Article V (Indemnification; Additional Covenants) (excluding Sections 5.02, 5.04 and 5.05), and this Article VI (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Buyer owns any Shares, the covenants and agreements of the Company contained in Section 5.02 (Legend Removal), Section 5.04 (Penalty), and Section 5.05 (Subsequent Issuance) shall remain in full force and effect notwithstanding such termination.

Section 6.10 Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 6.11 Entire Agreement. This Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 6.12 Remedies Cumulative; Specific Performance. Each Party’s remedies provided in this Agreement, including, without limitation, the Buyer’s remedies provided in Section 5.01, shall be cumulative and in addition to all other remedies available to such Party under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of such Party contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit such Party’s right to pursue actual damages for any failure by the other Party to comply with the terms of this Agreement. The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either Party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other Party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either Party may be entitled by law or equity.

Section 6.13 Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in any Exhibits attached hereto, the language or amounts in the body of the Agreement shall control. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation,” or “include, without limitation,” respectively. Reference to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Each and every reference to share prices, shares of Common Stock (including, without limitation the First Tranche Purchase Shares, Second Tranche Purchase Shares, and Shares) and any other numbers in this Agreement that relate to the Common Stock (including, without limitation the First Tranche Purchase Shares, Second Tranche Purchase Shares, and Shares) shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Underscored references to Articles, Sections or Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit, Annex or Schedule to this Agreement.

Section 6.14 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 6.15 Publicity. The Company shall afford the Buyer and its counsel with the opportunity to review and comment upon, shall consult with the Buyer and its counsel on the form and substance of, and shall give due consideration to all such comments from the Buyer or its counsel on, any press release, Commission filing or any other public disclosure by or on behalf of the Company relating to the Buyer, its purchases of Shares hereunder or any aspect of this Agreement or the Registration Rights Agreement or the Transactions, not less than six (6) hours prior to the issuance, filing or public disclosure thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date hereof.

FOXO Technologies Inc.

By:
Name:	Tyler Danielson
Title:	Interim Chief Executive Officer

Company Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer: ________________________________________________________

Signature of Authorized Signatory of Buyer: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory: _________________________________________

Address for Notice to Buyer:

Address for Delivery of Shares to Buyer (if not same as address for notice):

First Tranche Purchase Price: $_________________

First Tranche Purchase Shares: _________________

Second Tranche Purchase Price: $_________________

Second Tranche Purchase Shares: _________________

Buyer Signature Page to Stock Purchase Agreement

EXHIBIT A

Form of Registration Rights Agreement

See Exhibit 10.2 to this Current Report on Form 8-K